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                                                                    Exhibit 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of CMGI, Inc. on Form S-8 pertaining to the Company's 1986 Stock Option Plan and 1995 Employee Stock Purchase Plan of our report, dated June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com which appears in Form 8-K of CMGI, Inc. filed August 12, 1999.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
November 15, 1999